UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2012

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

NeuLion, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 5, 2012 (the “Annual Meeting”). On April 18, 2012, the Company’s Board of Directors (the “Board”) approved the NeuLion, Inc. 2012 Omnibus Securities and Incentive Plan  (the “2012 Plan”) and an amendment to the Company’s Amended and Restated Directors’ Compensation Plan, as amended (the “Directors’ Compensation Plan”), to increase the number of shares of common stock, par value $0.01, of the Company (the “Common Stock”) authorized for issuance from 1,500,000 shares of Common Stock to 5,000,000 shares of Common Stock, subject to stockholder approval at the Annual Meeting. At the Annual Meeting, the Company’s stockholders approved the 2012 Plan and the amendment to the Directors’ Compensation Plan.

The purpose of the 2012 Plan is to assist the Company and its affiliates to attract and retain key management employees and non-employee directors of, and non-employee consultants to, the Company and its affiliates and to provide incentives to such individuals to align their interests with those of the Company’s stockholders.  Awards under the 2012 Plan which provide for the issuance of shares of the Company’s Common Stock will be limited in the aggregate to 20,000,000 shares of Common Stock, representing approximately 14% of the Company’s issued and outstanding Common Stock. A description of the 2012 Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2012 (the “Proxy Statement”). The description of the 2012 Plan, is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is being filed as Exhibit 10.1 to this Form 8-K.

The purpose of the Directors’ Compensation Plan is to advance the interests of the Company by (i) encouraging its directors to acquire shares of Common Stock, thereby increasing the proprietary interests of such persons in the Company and aligning the interests of such persons with the interests of stockholders generally and (ii) preserving the Company’s cash for other corporate purposes. A description of the Directors’ Compensation Plan is set forth in the Proxy Statement. The description of the Directors’ Compensation Plan is qualified in its entirety by reference to the full text of the Directors’ Compensation Plan, as amended, a copy of which is being filed as Exhibit 10.2 to this Form 8-K.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on Tuesday, June 5, 2012.  Summarized below are final results of the matters voted on at the Annual Meeting:

Matters Voted On	For	Against	Abstain	Non Votes
Election of eight directors of the Company
John R. Anderson	51,378,398	768,550	17,100	70,024,485
Gabriel A. Battista	51,380,398	766,550	17,100	70,024,485
Shirley Strum Kenny	51,398,398	748,550	17,100	70,024,485
David Kronfeld	51,401,298	746,550	16,200	70,024,485
Nancy Li	51,365,019	790,929	8,100	70,024,485
G. Scott Paterson	51,270,859	876,989	16,200	70,024,485
Roy E. Reichbach	51,261,859	894,989	7,200	70,024,485
Charles B. Wang	51,345,919	810,929	7,200	70,024,485

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012	122,086,576	46,150	55,807	-

Matters Voted On	For	Against	Abstain	Non Votes
To approve the adoption of the NeuLion, Inc. 2012 Omnibus Securities and Incentive Plan	50,355,394	1,801,729	6,925	70,024,485

To approve an amendment to increase the number of shares of Common Stock of the Company authorized for issuance under the Company’s Amended and Restated Directors’ Compensation Plan, as amended, from 1,500,000 shares of Common Stock to 5,000,000 shares of Common Stock	50,334,794	1,822,654	6,600	70,024,485

Item 8.01  Other Events

At the Annual Meeting, the Company’s management presented certain financial and market related information to its stockholders via a PowerPoint presentation, a copy of which is being filed as Exhibit 99.1 to this Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	NeuLion, Inc. 2012 Omnibus Securities and Incentive Plan
10.2	Amended and Restated Directors’ Compensation Plan, as amended
99.1	Annual Meeting of Stockholders Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: June 5, 2012	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary